Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Gregory Ambro Chief Financial Officer (559) 434-4800 Financial Dynamics: Leigh Parrish, Jordan Goldstein (415) 439-4521

DISTRIBUTION: N. CA NEWSLINE AND FAX & EMAIL LISTS: SFGOT & ESFGOT

FOR RELEASE ON TUESDAY, AUGUST 24TH, 2004 at 1:05 P.M. PDT

GOTTSCHALKS REPORTS IMPROVED SECOND QUARTER
FISCAL 2004 FINANCIAL RESULTS

~ Company Raises Full-Year Earnings Guidance ~

FRESNO, CA - August 24, 2004 - Gottschalks Inc. (NYSE: GOT), today reported financial results for the second quarter of fiscal 2004. Net income for the second quarter was $350,000, or $0.03 per diluted share, compared to net income of $25,000, or breakeven earnings per diluted share, for the second quarter of fiscal 2003. For the first six months of fiscal 2004, the Company reported a net loss of $1.8 million, or $0.14 per diluted share, versus a net loss of $4.0 million, or $0.31 per diluted share, reported for the comparable period last year. Gottschalks reported net income from continuing operations for the second quarter of fiscal 2003 of $332,000, or $0.03 per diluted share, and for the first six months of 2003 a net loss of $3.2 million, or $0.25 per diluted share.

As previously reported, second quarter same store sales decreased 1.3% from the same period of the prior year. Total sales decreased 2.8% to $147.8 million from $152.0 million, including sales from closed stores, for the same period of fiscal 2003. For the quarter, the Company operated four fewer stores compared to the same period in fiscal 2003. Year to date same store sales increased 1.6%, while total sales were $292.3 million, essentially even with $292.6 million for the same period last year. On a year to date basis the Company operated seven fewer stores compared to the same period of 2003.

Mr. Jim Famalette, president and chief executive officer of Gottschalks, commented, "Overall, we were pleased with our results for the second quarter. Traditionally we have experienced losses in the second quarter of the year. Despite softer than anticipated sales, our bottom line net results were the best for a second quarter in more than fifteen years. Our gross margin was somewhat impacted by lower sales, as we continued to implement a mark down strategy focused on maintaining strong inventory controls. However, as part of our effort to improve our merchandise flow through better planning and allocation, we ended the quarter with nearly three percent less inventory on a comparable basis and continued to improve our inventory turn.

"We are generating results from our strategic and financial initiatives implemented at the start of the year in line with our plan. Reflecting the success of our key major brand initiatives, better sportswear has been one of our strongest performing merchandise categories in the first half of the year. We also remain pleased with the performance to date of our new Bridal & Gift Registry system. The refinancing we completed in March is indeed generating the anticipated interest expense savings. Additionally, the Company's debt was further reduced $21.4 million, or 17.3%, on a year-over-year basis.

Mr. Famalette concluded, "We are pleased to have entered the third quarter with inventory levels below the same time last year. We anticipate our improved inventory position will allow us to be more opportunistic in our purchasing and we expect to see an improved gross margin in the third quarter. In mid-September Gottschalks will celebrate its 100th Anniversary. We are excited about the marketing campaign we have planned centered around our centennial. Due to planned marketing initiatives during the quarter and lower levels of clearance inventory we anticipate September and October will generate better sales results than August. Currently we expect third quarter comparable store sales to increase approximately 1% to 2% from the same period in the previous year. Based on the results we achieved in the first half of the year and our continued commitment to our business objectives, we have raised our earnings forecast and now anticipate generating fiscal 2004 diluted earnings per share in the range of $0.41 to $0.43."

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for closed stores are reported in the condensed consolidated financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

                                                       Thirteen Weeks           Twenty-Six Weeks
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                     July 31,     August 3,    July 31,     August 3,
                                                       2004         2003         2004         2003
                                                    -----------  -----------  -----------  -----------
Sales
  Continuing operations                            $   147,776  $   149,757  $   292,309  $   287,672
  Discontinued operations                                    0        2,215            0        4,920
                                                    -----------  -----------  -----------  -----------
     Total                                         $   147,776  $   151,972  $   292,309  $   292,592

Gross Margin
  Continuing operations                            $    52,292  $    53,455  $   102,006  $   100,030
  Discontinued operations                                    0          768            0        1,685
                                                    -----------  -----------  -----------  -----------
     Total                                         $    52,292  $    54,223  $   102,006  $   101,715

Selling, general
  and administrative expenses
  Continuing operations                            $    48,535  $    48,248  $    97,776  $    96,378
  Discontinued operations                                    0          848            0        1,384
                                                    -----------  -----------  -----------  -----------
     Total                                         $    48,535  $    49,096  $    97,776  $    97,762

Net income (loss)
  Continuing operations                            $       350  $       332  $    (1,739) $    (3,230)
  Discontinued operations                                    0         (307)         (20)        (731)
                                                    -----------  -----------  -----------  -----------
     Total                                         $       350  $        25  $    (1,759) $    (3,961)

Pursuant to guidance in the Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement," the Company will restate its balance sheets as of January 31, 2004 and February 1, 2003, each of the interim balance sheets in the year ended January 31, 2004, and its first quarter ended May 1, 2004 balance sheet to reclassify the borrowings under its revolving credit agreement previously reported as long term liabilities to current liabilities.  The Company's revolving credit facility requires a lock-box arrangement, which provides for all receipts to be swept daily to reduce borrowings outstanding under the revolving credit facility, and contains a subjective acceleration clause, which allows the Company's lenders to forego additional advances should they determine there has been a material adverse effect in the Company's operations or its financial position. The restated balance sheets will have no impact on the Company's previously reported net income, the debt covenants under the credit agreement or its ability to draw on existing facilities.

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the second quarter of fiscal 2004. To access the call, dial 800-540-0559. If you are unable to participate in the call, a replay will be made available through August 31, 2004. To access this service, please dial 888-566-0831. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 63 department stores and 10 specialty apparel stores in six western states, including California (39), Washington (12), Alaska (6), Oregon (2), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
Unaudited

                                                         Thirteen Weeks           Twenty-Six Weeks
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                     July 31,     August 3,    July 31,     August 3,
                                                       2004         2003         2004         2003
                                                    -----------  -----------  -----------  -----------
Net sales......................................... $   147,776  $   149,757  $   292,309  $   287,672
Net credit revenues...............................         753          588        1,592        2,063
Net leased department revenues....................         727          727        1,479        1,481
                                                    -----------  -----------  -----------  -----------
     Total revenues...............................     149,256      151,072      295,380      291,216

Costs and expenses:
  Cost of sales...................................      95,484       96,302      190,303      187,642
  Selling, general and administrative expenses....      48,535       48,248       97,776       96,378
  Depreciation and amortization...................       2,957        3,318        6,035        6,657
                                                    -----------  -----------  -----------  -----------
     Total costs and expenses.....................     146,976      147,868      294,114      290,677
                                                    -----------  -----------  -----------  -----------
     Operating loss...............................       2,280        3,204        1,266          539

Other (income) expense:
  Interest expense................................       2,170        3,381        5,044        6,782
  Miscellaneous income............................        (465)        (683)        (927)      (1,114)
                                                    -----------  -----------  -----------  -----------
                                                         1,705        2,698        4,117        5,668
                                                    -----------  -----------  -----------  -----------
Income (loss) before income tax taxes.............         575          506       (2,851)      (5,129)
Income tax expense (benefit)......................         225          174       (1,112)      (1,899)
                                                    -----------  -----------  -----------  -----------
Income (loss) from continuing operations..........         350          332       (1,739)      (3,230)
                                                    -----------  -----------  -----------  -----------
Discontinued operations:
  Loss from operations of closed
     stores.......................................                     (162)                     (659)
  Loss on store closures..........................                     (304)         (31)        (450)
  Income tax benefit..............................                     (159)         (11)        (378)
                                                    -----------  -----------  -----------  -----------
  Loss on discontinued operations.................                     (307)         (20)        (731)
                                                    -----------  -----------  -----------  -----------
  Net Income (loss)............................... $       350  $        25  $    (1,759) $    (3,961)
                                                    ===========  ===========  ===========  ===========

Net income (loss) per common share - basic
  and diluted:
  Income (loss) from continuing operations........ $      0.03  $      0.03  $     (0.13) $     (0.25)
  Loss on discontinued operations ................ $      0.00  $     (0.03) $      0.00  $     (0.06)
  Net income (loss) per common share.............. $      0.03  $      0.00  $     (0.14) $     (0.31)

Weighted average number of common
   shares outstanding
   Basic .........................................      12,904       12,818       12,893       12,809
   Diluted........................................      13,266       12,895       12,893       12,809

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
Unaudited

                                                       July 31,    January 31,    August 2,
                                                         2004          2004          2003
                                                     ------------  ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      5,473  $      5,172  $      5,982
  Receivables - net................................        4,062         9,145         5,806
  Merchandise inventories..........................      168,269       156,458       178,092
  Other............................................        9,614        10,849        13,242
                                                     ------------  ------------  ------------
          Total current assets.....................      187,418       181,624       203,122

PROPERTY AND EQUIPMENT - net.......................      127,447       129,832       134,531
GOODWILL - net.....................................        7,501         7,501         7,501
OTHER INTANGIBLES - net............................          829           854           677
OTHER LONG-TERM ASSETS.............................        5,579         4,180         5,511
                                                     ------------  ------------  ------------
                                                    $    328,774  $    323,991  $    351,342
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     69,106  $     67,942  $     72,812
  Revolving line of credit (1).....................       72,259        51,009        76,439
  Current portion of long-term obligations.........        6,302         3,725         4,340
                                                     ------------  ------------  ------------
      Total current liabilities....................      147,667       122,676       153,591
                                                     ------------  ------------  ------------
LONG-TERM OBLIGATIONS (less current portion):
  Notes and mortgage loans payable.................       19,019        35,596        36,527
  Capitalized lease obligations....................        4,844         5,706         6,541
                                                     ------------  ------------  ------------
                                                          23,863        41,302        43,068

DEFERRED INCOME TAXES AND OTHER LIABILITIES........       28,385        29,511        30,105

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       22,180        22,180        22,160

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      106,679       108,322       102,418
                                                     ------------  ------------  ------------
                                                    $    328,774  $    323,991  $    351,342
                                                     ============  ============  ============

(1) Borrowings under the Company's revolving credit agreement previously reported as long term liabilities, amounting to $50.0 million and $60.0 million at January 31, 2004 and August 2, 2003 respectively, have been restated to current liabilities pursuant to guidance in the Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement."